SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): July 15, 1999


                          The Stanley Works
               (Exact name of registrant as specified in charter)


Connecticut            1-5224                              06-058860
(State or other     (Commission                         (IRS Employer
jurisdiction of     File Number)                        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)









                       Exhibit Index is located on Page 4

                                Page 1 of 7 Pages



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         Item 5.           Other Events.


                           1.       On July 15, 1999, the Registrant issued a
press release announcing second quarter sales and discussing profit outlook. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                     (c)   20(i)     Press  release dated July 15, 1999
                                     announcing   second  quarter  sales  and
                                     discussing profit outlook.

                           20(ii)    Cautionary    statements   relating   to
                                     forward looking  statements  included in
                                     Exhibit 20(i).
































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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                   THE STANLEY WORKS



Date: July 15, 1999                         By:    Stephen S. Weddle
                                                   -----------------
                                            Name:  Stephen S. Weddle
                                            Title: Vice President,
                                                   General Counsel and
                                                   Secretary

































                                Page 3 of 7 Pages

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                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                               Dated July 15, 1999



                  Exhibit No.                                          Page

                  20(i)                                                 5

                  20(ii)                                                7








































                                Page 4 of 7 Pages

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                                                               Exhibit (20)(i)
FOR IMMEDIATE RELEASE

STANLEY  REPORTS  2ND  QUARTER  SALES  AND  DISCUSSES  PROFIT
OUTLOOK

New Britain, Connecticut, July 15, 1999: The Stanley Works (NYSE: "SWK") said today that sales for its second quarter, which ended on July 3, 1999, were $686 million. This represents a decline of 1% from sales of $692 million in the prior year. Components of the 1% sales decline were an increase of 3% from the ZAG business acquired in August 1998, offset by a decline of 3% in unit sales volume from ongoing businesses and a decline of 1% from slightly lower pricing and currency translation. Both of the company's operating segments, tools and doors, experienced similar 3% declines in unit sales volume. Geographically, unit sales volumes declined 3% in the Americas and in Europe.

Commenting on the reported sales levels, John M. Trani, Chairman and Chief Executive Officer, stated: "We are experiencing the effects in hand tools and hardware of poor 1998 fill rates, since corrected, as well as a weak Latin
American market and softening of industrial markets. At the same time, difficulties associated with the implementation of SAP software in a part of our doors business contributed to the lower than expected volumes."

As a result of the sales levels indicated above, the company expects that second quarter "core" earnings per share will be at or near the low end of the range of Wall Street estimates (currently $.54 to $.58 per fully diluted share). Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs incurred. The company plans to issue a full report on second quarter earnings on July 21.

Mr. Trani commented further on the company's earnings: "Progress toward our objective of sustained profitable sales growth has been slow. Therefore, we will adjust our cost structure down to a level which can deliver improved earnings at today's sales levels. We are launching several internal initiatives designed to do just that.

"At the same time, a number of new sales and marketing programs are underway which will pull products through distribution. These will complement the flow of new products." The company will provide details of these initiatives and programs at a later date.

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Reported earnings for the second quarter are expected to include "core" earnings per above, diminished by restructuring-related transition and Y2k costs of approximately $35 million. As noted previously, there will be no difference between reported and core earnings beginning in the third quarter.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, doors and related hardware products for professional, industrial and consumer use.


Investors    Gerard J. Gould                 Media     Vance N. Meyer
Contact:     Director, Investor Relations    Contact:  Director, Communication &
                                                       Public Affairs
               (860) 827-3833 office                   (860)  827-3871 office
               (860) 658-2718 home                     (203)  795-0581 home
               ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company's internet web site at http://www.stanleyworks.com. Alternatively, they are available through PR Newswire's "Company News On-Call" service by FAX at 800-758-5804, ext. 874363 or on the internet at http://www.prnewswire.com.


























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                                                           Exhibit (20) (ii)

                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995

The statements in the company's press release issued today regarding initiatives and programs being developed and undertaken to improve earnings and sales are forward looking and inherently subject to risk and uncertainty. The ability to improve earnings will depend on improved sales and the successful development and implementation of initiatives to adjust the cost structure. The ability to improve sales will depend on the successful development and implementation of programs geared toward our customers and the ultimate users of our products.

As many of these initiatives and programs are still being developed at this time, the company is unable to identify all of the risk factors that should be taken into account in gauging its ability to achieve improved sales and earnings. Some of the risk factors to be considered include: (1) the ability to recruit and retain a sales force to implement the sales and marketing programs,
(2) the ability of these  programs to  stimulate  demand for  products,  (3) the ability of the current sales force to adapt to changes made in the sales organization and maintain adequate customer coverage, (4) the implementation of productivity improvements in manufacturing operations, (5) the ability to adapt output to meet changing demand, (6) the successful installation and implementation of SAP and other critical business transaction systems scheduled for the second half of this year and (7) the need to respond to significant changes in product demand and other unforeseen events.

The ability to achieve improved earnings and sales will also be affected by external factors that may occur during the remainder of this year. These include pricing pressure and other changes within competitive markets; the continued consolidation of customers in consumer channels; increasing competition; changes in trade, monetary and fiscal policies and laws; inflation; currency exchange fluctuations, and the impact of dollar/foreign currency exchange rates on the competitiveness of products; and recessionary or expansive trends in the economies of the world in which the company operates.












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